UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2007

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, the Compensation Committee of our Board of Directors adopted the CNET Networks, Inc. 2008 Annual Incentive Plan for Executive Employees, which applies to our Chief Executive Officer, Chief Financial Officer and other executive employees (the “Executive Plan”).

The Executive Plan provides for bonus payments, expressed as a percentage of earned base salary (the “Target Opportunity”), for eligible participants if certain company and individual performance objectives are achieved. The Target Opportunities for Neil Ashe, our Chief Executive Officer, and George Mazzotta, our Chief Financial Officer, are set by their employment agreements. Bonus payments to executive employee participants under the Executive Plan are subject to approval by the Compensation Committee and are to be determined based in part on achievement of 2008 revenue objectives and Adjusted EBITDA objectives. For purposes of the Executive Plan, Adjusted EBITDA means operating income before interest, taxes, depreciation, amortization, asset impairment, stock compensation expense and other non-cash or non-recurring charges to be determined by the Committee in its discretion. In addition, the Executive Plan provides a business unit component for certain participants based on achievement by business units of revenue and contribution to Adjusted EBITDA objectives. For our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and executive employees of our Executive Committee who are corporate or functional heads, 48% of each executive’s Target Opportunity payment under the Executive Plan will be based on the achievement of the company’s revenue objectives, 32% will be based on achievement of the company’s Adjusted EBITDA objectives, and 20% will be based on achievement of individual performance objectives. For executive employees of our Executive Committee who are business unit heads, 18% of each executive’s Target Opportunity payment under the 2008 plan will be based on achievement of the company’s revenue objectives, 12% will be based on achievement of the company’s Adjusted EBITDA objectives, 30% will be based on achievement of the particular business unit’s revenue objectives, 20% will be based on achievement of the particular business unit’s Adjusted EBITDA contribution objectives, and 20% will be based on achievement of individual performance objectives.

If the minimum financial targets have been achieved, payments under the portion of a participant’s Target Opportunity based on financial targets will be made, with a maximum payment of 200% of the financial portion of the Target Opportunity payable to the extent financial targets are exceeded. With respect to the individual performance objectives, payment will be between 0% and 110% of the portion of the participant’s Target Opportunity based upon individual performance.

Up to 25% of a participant’s Target Opportunity based on financial targets and up to 50% of a participant’s Target Opportunity based on individual performance may be made in the third quarter of 2008 based on achievement of results for the first six months of 2008 against objectives. The remaining Target Opportunity payments will be made in the first quarter of 2009 based on achievement of full-year results against objectives.

The foregoing description of the Executive Plan is qualified in its entirety by reference to the provisions of the Executive Plan, which we will file with our Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2007

CNET Networks, Inc.

By:	/s/ Andy Sherman
Name:	Andy Sherman
Title:	Senior Vice President, General Counsel and Corporate Secretary